Exhibit 11

July 16, 2025

Fundrise Real Estate Interval Fund II, LLC
11 Dupont Circle, NW, 9th Floor
Washington, D.C. 20036

Re:	Fundrise Real Estate Interval Fund II, LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Fundrise Real Estate Interval Fund II, LLC, a Delaware limited liability company (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)     The Certificate of Formation of the Company, dated as of January 17, 2025 (the “LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 17, 2025;

(b)     The Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 6, 2025 (the “LLC Agreement”);

(c)     The Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File No. 333-286911) (the “Registration Statement”), relating to the issuance of Common Shares (as defined in the LLC Agreement) pursuant to the Merger Agreement (as defined below) (such Common Shares being issued pursuant to the Merger Agreement, each, a “Share” and collectively, the “Shares”);

(d)     The form of Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), among Fundrise Development eREIT, LLC, Fundrise East Coast Opportunistic REIT, LLC, Fundrise eFund, LLC, Fundrise Equity REIT, LLC, Fundrise Growth eREIT II, LLC, Fundrise Growth eREIT III, LLC, Fundrise Midland Opportunistic REIT, LLC, Fundrise West Coast Opportunistic REIT, LLC (collectively, the “Non-Surviving Entities”) and the Company and for certain limited purposes, Fundrise Advisors, LLC, relating to the merger of the Company and the Non-Surviving Entities (the “Merger”);

Fundrise Real Estate Interval Fund II, LLC

July 16, 2025

(e)     The Resolutions of the Organizational Meeting of the Board of Directors of the Company, dated March 6, 2025 (the “March Resolutions”);

(f)     The Unanimous Written Consent of the Board of Directors of the Company, dated April 28, 2025 (the “Consent”);

(g)   The Resolutions of a Joint Meeting of the Boards of Directors of the Company, Fundrise Real Estate Interval Fund, LLC, Fundrise Income Real Estate Fund, LLC and Fundrise Growth Tech Fund, LLC, dated June 6, 2025 (the “June Resolutions” and together with the March Resolutions, jointly, the “Resolutions”);

(h)     A Certificate of an Officer of the Company, dated July 16, 2025, as to certain matters; and

(i)     A Certificate of Good Standing for the Company, dated July 16, 2025, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the issuance of Shares, the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement, the LLC Certificate, the Resolutions and the Consent are in full force and effect and have not been amended, (ii) that any amended and restated document reviewed by us was amended and restated in accordance with the relevant provisions of said document in effect prior to its amendment and restatement, (iii) that at all times the Company has had at least one member and the Company has not dissolved, (iv) except to the extent provided in paragraph 1 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (viii) the payment by each person or entity to whom a Share will be issued by the Company (collectively, the “Shareholders”) of the full consideration when and as the same shall become due from such person or entity for Shares acquired by it, in accordance with the LLC Agreement, the Merger Agreement and the Registration Statement, (ix) that the Shares will be issued and sold to the Shareholders in accordance with the LLC Agreement and the Registration Statement, (x) that the books and records of the Company will set forth the names and addresses of all persons or entities to be admitted as members of the Company and the amount of the initial Capital Contribution of such members, (xi) that the LLC Certificate was executed, delivered and filed by an “authorized person” within the meaning of the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”), (xii) that all conditions to the issuance of the Shares and the admission to the Company of the Shareholders as members of the Company that are set forth in Sections 3.1, 14.2 and 14.9 of the LLC Agreement have been (or will be) satisfied at the time the Shares are issued, (xiii) that no Share Designation has been adopted, (xiv) that the Merger and the Merger Agreement have been approved by all necessary limited liability company action on the part of the Company and the Non-Surviving Entities, (xv) that the Merger will be accomplished in accordance with, and in satisfaction of, the terms and conditions of the Merger Agreement, and (xvi) that the Shares will be issued to each person acquiring Shares and being admitted to the Company as a member of the Company pursuant to the Merger in accordance with the LLC Agreement, the Merger Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Fundrise Real Estate Interval Fund II, LLC

July 16, 2025

This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the securities laws, tax laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    The Company has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

2.   When issued, the Shares will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company. We note that the Shareholders may be obligated to make payments as set forth in the LLC Agreement and may be obligated to repay any funds wrongfully distributed to it by the Company in accordance with the LLC Act.

3.   The Shareholders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as Shareholders may be obligated to repay any funds wrongfully distributed to it. We note that the Shareholders may be obligated to make payments as set forth in the LLC Agreement.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DGS/ZRL